EXHIBIT 10.3

OPTION AGREEMENT

THIS OPTION AGREEMENT (this "Agreement") is made and entered into as of August 10 , 2013 by and between Immune Pharmaceuticals Ltd., a company registered under the laws of the State of Israel (the "Company") and Melini Capital Corp., a company registered under the laws of Panana (the "Grantee") (the Company and the Grantee shall sometimes be referred to, each as a "Party" and collectively, as the "Parties").

WHEREAS:	Grantee serves as a consultant of the Company; and

WHEREAS:

the Company desires to grant Grantee an option to purchase shares in the Company, and Grantee is interested in receiving such option, in accordance with and subject to the Company's Share Ownership and Option Plan (2011), including all schedules and exhibit thereto, as may be amended from time to time (the "Plan") and this Agreement; and

WHEREAS:	on August 6, 2013, the Board of Directors of the Company approved the grant of an option to Grantee as set forth herein, and as approved by the shareholders of the Company.

NOW, THEREFORE, the Parties agree as follows:

1.	Application of the Provisions of the Plan

1.1.	Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Plan.

1.2.

A copy of the Plan, as adopted by the Board as of the date hereof, is attached hereto as Exhibit A. All of the provisions, conditions, limitations and declarations included and specified in the Plan are hereby incorporated herein by reference and constitute an integral part of this Agreement and of Grantee's undertakings and obligations hereunder.

1.3.

Except and to the extent otherwise expressly provided herein, nothing in this Agreement shall derogate from the provisions of the Plan. In the event of contradiction between any of the provisions hereof and any provision of the Plan, the terms of this Agreement shall prevail.

2.	Grant of Option; Term

2.1.

Subject to terms of this Agreement and the Plan, the Company hereby grants to Grantee, an option to purchase 350,000 Ordinary Shares of the Company, par value NIS 0.10 each (the "Ordinary Shares" and the "Option", respectively).

2.2.

The Option is granted to Grantee, and the Ordinary Shares issuable upon the exercise of the Option (the "Shares") will be issued in the name of Grantee, shall be deposited with it, held by it and registered in its name, all as set forth and provided for in the Plan and in this Agreement.

2.3.	The Exercise price of the Option is USD 1.80 per share. The Exercise Price shall be paid on the date(s) of the exercise of the Option.

2.4.

Exercise on Net Issuance Basis. In lieu of payment to the Company as set forth in Section 2.3 above, Grantee may elect to convert the Option into the number of Shares calculated pursuant to the formula below, by presentation and surrender thereof to the Company at its principal office or at such other office or agency it may designate from time to time, accompanied by a duly executed notice of exercise, in the form attached hereto as Schedule 2.4 (the "Net Issuance Notice"):

  Y*(A - B)

X = -----------------

         A

Where:

X =	the number of Shares to be issued to Grantee;

Y =	the number of Shares otherwise purchasable upon exercise of the Option;

A =	the fair market value of one Share; and

B =	the Exercise Price per one Share.

For purposes of this Section 2.4, the "fair market value" of one (1) Share as of a particular date shall be: (a) if applicable, the average of the closing bid and asked prices of Shares (or of any securities to which the Shares have been converted to in accordance with the Company's organizational documents and applicable law) quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the Share (or any securities to which the Shares have been converted to in accordance with the Company's organizational documents and applicable law) is listed, whichever is applicable, as published in the Wall Street Journal for the ten (10) trading days immediately prior to but not including the date of determination of fair market value, (b) if the exercise pursuant to this Section 2.4 is immediately prior to the consummation of a merger or sale of all or substantially all of the assets or shares of the Company (or other similar corporate transaction), then the fair market value of one (1) Share (or of any securities to which the Shares have been converted to in accordance with the Company's governing documents and applicable law) in such transaction. In the event that the price in the transaction is not in cash, then the applicable fair market value shall be determined by the Board of Directors of the Company; (c) if the exercise pursuant to this Section 2.4 is immediately prior to the closing of an initial public offering by the Company or a corporate successor of its equity interests, then the public offering price (before deduction of discounts, commissions or expenses) in such offering; or (d) if the exercise pursuant to this Section 2.4 is not in connection with the events referred to in (a) to (c) above, then the applicable fair market value shall be determined by the Board of Directors of the Company.

2.5.	The Options shall vest in accordance with the Plan.

2.6.

The term of the Option shall be ten (10) years from the date hereof, or such shorter period as is prescribed herein or in the Plan (the "Term"). The Option may be exercised during the Term, in whole or in part, by Grantee, provided that Grantee shall have been continuously engaged as a consultant of the Company from the date hereof until each date of exercise.

2.7.	In the event that Grantee's engagement with the Company is terminated prior to the complete exercise of the Option, then the provisions of Section 8.2.6 of the Plan shall apply.

2.8.	Grantee's rights under this Agreement cannot and shall not be restricted, subtracted or derogated, in any manner, by sections 8.2.5and 9.1 of the plan, without the consent of Grantee

2.9.

Since the Grantee serves as a consultant of the Company and not as its employee, all Plan's provisions which relate to Section 102 of the Ordinance, shall not apply on the contractual relationship between the parties of this agreement.

3.	Additional Documents

Without derogating from the provisions of the Plan or this Agreement, Institution hereby represents, warrants, agrees and undertakes towards the Company, as follows:

Until the consummation of an IPO, Institution shall provide at the Company's request, without limitation, any certificate, declaration or other document and shall perform any act which the Company shall consider to be necessary or desirable pursuant to any law, whether local or foreign, in accordance with the provisions of Section 11 of the Plan.

4.	Non Assignability

4.1.

Institution's rights to: (a) receive and exercise the Option; (b) require that the Shares shall be registered in its name and/or (c) sell Shares, are subject to the provisions of the Plan and are personal and not transferable (other than pursuant to the laws of inheritance) without the prior written consent of the Company, which approval may be withheld at its absolute and sole discretion, and may not be made subject to any pledge, lien, attachment or other charge whether voluntary or by law.

4.2.

Without derogating from the above, the Shares shall not be transferable without the prior approval of the Company, which approval may be withheld at its absolute and sole discretion and in any event, only in accordance with the Articles of Association of the Company, as in effect from time to time.

5.	Institution Representations, Warranties and Covenants

Without derogating from the provisions of the Plan or this Agreement, Institution hereby represents, warrants, agrees and undertakes towards the Company, as follows:

5.1.

Institution has carefully read the Plan, and acknowledges and agrees to all of the provisions, conditions, limitations, authorizations, declarations and commitments included therein, except to the extent otherwise expressly provided in this Agreement.

5.2.

The Shares, if and when purchased, are purchased for the Grantee's own account for investment purposes only and not with a view for resale or transfer, and all the rights pertaining to the Shares, by law or equity, shall be purchased and possessed by the Grantee for the Grantee exclusively.

5.3.

Institution acknowledges that the Company's shares are not publicly traded, and understands that the Company bears no responsibility and has made no commitment to register its shares, or the Options or Shares allotted to Grantee, for trading or to offer its shares to the public in any manner.

5.4.

Institution acknowledges that he is aware of, and clearly understands that the rights and limitations attached to the Shares are as set forth in the Articles of Association, the Plan and this Agreement and that the Plan and the Articles of Association may be amended from time to time as permitted by law and/or their respective provisions; and that, as a result, inter alia, of these limitations, it may be difficult or impossible for Institution to realize his investment and/or to sell or otherwise transfer the Shares.

5.5.

Institution has knowledge of the Company and its activities, and is aware that the Company operates in a sophisticated, high-tech and high-risk sector, and that the market thereof is restricted and highly competitive, and that the exercise of the Option constitutes an economic risk. Institution undertakes that he shall not have any claim against the Company and/or any Related Company or any of their respective officers, directors, employees, shareholders or advisors if Institution's investment in the Shares shall fail or for the payment of any tax due or for any other reason.

5.6.

Institution acknowledges and agrees that no income or gain which Grantee may be credited with or which purports to be credited to Grantee as a result of the grant of the Option, the issue of the Shares, the sale thereof or the repurchase thereof by the Company, if any, shall in any manner be taken into account in the calculation of the basis for Grantee's entitlements from the Company or any Related Company. In the event that the Company and/or any Related Company shall be required, pursuant to any law, to take into account any of such elements of income or gain, Institution shall promptly indemnify the Company and/or any Related Company against any liability or expense caused to it in this regard, and any such amount shall be deemed a debt of Grantee to the Company and/or any Related Company, which may be deducted or set off from any amounts payable to Grantee, subject to applicable law.

5.7.

Institution acknowledges that nothing in this Agreement and/or in the Plan shall be interpreted as a commitment and/or an agreement by the Company and/or any Related Company to engage Institution, whether for a certain period or otherwise. Institution shall have no claim whatsoever against the Company and/or any Related Company (including, without limitation, any of their respective officers, directors or shareholders) with respect to the termination of Institution's engagement, even if such termination causes the Option, in whole or in part, to expire and/or prevents Institution from exercising the Option in whole or in part and/or from receiving or retaining the Shares, or results in any loss due to any imposition of tax liability (including any early imposition) pursuant to applicable law.

6.	Taxes; Indemnification of the Company

6.1.

Institution acknowledges and understands that the grant of the Option and the issue of the Shares, any repurchase of shares by the Company, the execution of this Agreement and Institution's participation in the Plan may and shall have tax consequences to Institution, and that the Company is not able to ensure or represent to Institution the nature and extent of such tax consequences.

6.2.

Institution further acknowledges and agrees that pursuant to the Plan, Institution shall be liable to pay, and shall bear, all tax obligations, of every nature, including duties, fines and any other payment which may be imposed by the tax authorities, whether in Israel or abroad, and all expenses arising out of the Plan, including every obligatory payment of whatever source (including without limitation social security, health tax, etc) with respect to the Option, the Shares (including, without limitation, upon the grant of the Option, the exercise of the Option, the issuance of the Shares, the sale of the Shares or the registration of the Shares in Institution's name) or dividends or any other benefit in respect thereof, and/or all other charges which may accrue to Institution, the Company and/or any Related Company in connection with the Plan, the Option and/or the Shares, or any act or omission by Institution or the Company in connection therewith, or pursuant to any determination by the applicable tax or other authorities including, without limitation, any such payments required to be made by the Company as the result of any sale by Institution of any of the Shares.

6.3.

Grantee hereby covenants to pay the Company promptly upon its first request in writing, any amount payable by Grantee as set forth above or elsewhere herein or in the Plan, and the Company and/or any Related Company shall be entitled (and/or obliged pursuant to applicable law), at their sole and absolute discretion, to deduct at source and set-off from all the payments due to the Grantee, including dividends, consideration for the sale of shares or from any other source, any such amount.

Without derogating from the above, the Company (including any Related Company) may require, as a condition to the exercise of the Option and otherwise, that Institution pay, or otherwise make arrangements to the Company's satisfaction to guarantee the payment of, any taxes or other obligatory payments applicable to Institution pursuant to applicable law and the provisions of the Plan.

6.4.

Waiver of taxation related Claims - Grantee hereby irrevocably waives any complaint and/or cause of action Grantee has or shall have in the future against the Company and/or any Related Company, including, without limitation, any of their respective officers, directors or shareholders, in any way connected to any taxation resulting from the grant of the Option, the exercise thereof, the transfer of Shares into Grantee's name, the sale of Shares by Grantee and/or the repurchase of Shares by the Company and/or any other matter which is in any manner whatsoever connected to the Option, the Shares and/or the participation of Grantee in the Plan.

7.	Miscellaneous

7.1.	Further Assurances. The Parties hereby undertake to execute all necessary documentation and take all further action as may be required in order to fulfill the purposes of this Agreement.

7.2.

Preamble; Headings. The preamble to this Agreement is the basis and constitutes an integral part thereof. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

7.3.

Entire Agreement. Subject to the provisions of Section 1 above, this Agreement, including all schedules and exhibits attached thereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersedes all prior understandings, agreements and discussions between them, oral or written.

7.4.

Amendment; Waiver. Subject to the provisions of the Plan, no provision of this Agreement may be amended or modified unless agreed to in writing and signed by both Parties. Notwithstanding, Institution acknowledges, agrees and confirms that the Plan may be amended from time to time as provided for therein and Institution hereby agrees and covenants (a) not to raise any objection to any such amendment; and (b) to execute and deliver any document necessary or desirable in order to give full force and effect to the amendment of the Plan. Institution understands and agrees that any amendment to the Plan or any document connected to the Plan, shall bind Institution as if he were a party thereto.

The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Party against such waiver is sought.

7.5.

Successors and Assigns; Assignment. Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of the Parties. Neither this Agreement or any of Institution's rights, privileges, or obligations hereunder may be assigned or transferred by Institution without the prior consent in writing of the Company, except by will or by the laws of descent and distribution. The Company may assign and/or transfer this Agreement and any of its rights, privileges or obligations hereunder Agreement, at its discretion, to an affiliate and/or a successor in interest, which shall be bound by the provisions hereof.

7.6.

Governing Law; Dispute Resolution. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules with respect to conflicts-of-law, and the parties hereby submit to the exclusive jurisdiction of the Israeli courts in Jerusalem.

Any dispute arising out of, or relating to this Agreement, its interpretation or performance hereunder shall be resolved exclusively by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes. In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence or substantive law and shall not be required to give any reasons therefore.

7.7.

Notices. Every notice and/or instruction required or permitted to be given pursuant to this Agreement shall be given in writing and shall be deemed to have been delivered upon the earlier of (i) the date of its delivery to the addressee by hand, (ii) three (3) days after having been sent by registered mail or (iii) one (1) day after having been sent by facsimile or e-mail (with confirmation of transmission). The Parties' addresses for the purpose of this Section shall be, if a party hasn't communicated another address by written notice 10 (ten) days in advance, as set forth below:

7.8.

Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any part of this Agreement is determined to be invalid, illegal or unenforceable, such determined shall not affect the validity, legality or enforceability of any other part of this Agreement; and the remaining parts shall be enforced as if such invalid, illegal, or unenforceable part were not contained herein.

7.9.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original.

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[Signature Page to Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date written hereinabove.

Immune Pharmaceuticals Ltd.	Melini Capital Corp.

By: Dr. Daniel Teper, CEO	By: ____________________________________

Schedule 2.4

Net Issuance Notice

Date: ____________

To:     Immune Pharmaceuticals Ltd.

The undersigned, pursuant to the provisions set forth in the Agreement to which this Exercise Notice is attached (the "Agreement"), hereby elects to exercise the Option for the purchase of Shares (as such terms are defined in the Agreement), pursuant to the provisions of Section 2.4 of the Agreement.

Signature: ______________________________ Address: _______________________________